EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Advanced Electronic Support Products, Inc.
Miami, Florida


        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 28, 1996 (except for Note 1 which is as of _______________ __, 199_), relating to the consolidated financial statements of Advanced Electronic Support Products, Inc. which is contained in that Prospectus.

        We also consent to the reference to us under the captions "Selected Financial Information" and "Experts" in the Prospectus.



Miami, Florida                          /s/ BDO SEIDMAN, LLP
February 5, 1997                        ------------------------
                                        BDO Seidman, LLP